Exhibit 4.69

Date 13 May 2009

PRIMELEAD HOLDING INC.

as Borrower

-and-

THE BANKS AND FINANCIAL INSTITUTIONS

listed in Schedule 1

as Lenders

-and-

NORDEA BANK FINLAND PLC, LONDON BRANCH

as Agent and Security Trustee

AGENCY AND TRUST DEED

relating to a US$300,000,000 term loan facility

Watson, Farley & Williams

London

INDEX

Clause		Page
1	INTERPRETATION	1

2	THE AGENT	2

3	THE SECURITY TRUSTEE	3

4	LIMITATIONS ON THE RESPONSIBILITIES OF, AND INDEMNITIES FOR, THE AGENT AND THE SECURITY TRUSTEE	5

5	APPOINTMENT OF A NEW SERVICING BANK	9

6	SHARING	10

7	SUPPLEMENTAL	12

8	LAW AND JURISDICTION	12

SCHEDULE 1 LIST OF LENDERS		14

EXECUTION PAGES		15

THIS DEED is made on 13 May 2009

BETWEEN

(1)	PRIMELEAD HOLDING INC., a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (the “Borrower”);

(2)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1, as Lenders;

(3)	NORDEA BANK FINLAND PLC, LONDON BRANCH as Agent; and

(4)	NORDEA BANK FINLAND PLC, LONDON BRANCH, as Security Trustee.

BACKGROUND

This Deed is supplemental to an agreement dated the same date as this Deed and made between (i) the Borrower, (ii) the Lenders, (iii) Nordea Bank Finland Plc, London Branch and DnB NOR Bank ASA, London Branch as Lead Arrangers, (iv) the Agent and (v) the Security Trustee, which provides for a term loan facility of up to US$300,000,000.

IT IS AGREED as follows:

1	INTERPRETATION

1.1	Defined expressions. Words and expressions defined in the Loan Agreement shall have the same meanings when used in this Deed unless the context otherwise requires.

1.2	Definitions. In this Deed, unless the contrary intention appears:

“Loan Agreement” means the loan agreement referred to in Recital A; and

“Servicing Banks” means the Agent and the Security Trustee.

1.3	General interpretation.

(a)	In this Deed:

(i)	references to, or to a provision of, a Finance Document or any other document are references to it as amended or supplemented, whether before the date of this Deed or otherwise;

(ii)	references to, or to a provision of, any law include any amendment, extension, re-enactment or replacement, whether made before the date of this Deed or otherwise; and

(iii)	words denoting the singular number shall include the plural and vice versa; and

(b)	Clauses 1.1 to 1.3 apply unless the contrary intention appears.

2	THE AGENT

2.1	Appointment of Agent. Each Lender appoints the Agent to act as its agent under and in connection with the Loan Agreement and the other Finance Documents.

2.2	Authorisation of Agent. Each Lender authorises the Agent to exercise those rights, powers and discretions which are expressly given to the Agent by this Deed and the other Finance Documents, together with any other reasonably incidental rights, powers and discretions.

2.3	Agent not a trustee; limitation of obligations. The relationship between the Agent and each Lender is that of agent and principal only; and the Agent shall not, in its capacity as Agent, be regarded as a trustee for the Lenders (or any of them) of any moneys which are paid to, or held by, the Agent under or in connection with any Pertinent Documents.

2.4	Absence of express authorisation. In connection with the exercise of any right, power or discretion or any other matter not expressly provided for in the Finance Documents:

(a)	the Agent shall act, and shall be protected in acting, in accordance with any written instructions which it receives from the Majority Lenders;

(b)	such instructions given by the Majority Lenders shall be binding on all the Lenders; and

(c)	if the Agent has received no such instructions, the Agent shall be fully entitled, but shall have no obligation, to act in such manner as it considers to be in the best interests of all the Lenders or the Lender or Lenders concerned.

2.5	Limitation on obligation of Agent to request instructions. The Agent shall not have any obligation to request the Lenders to give it any instructions or to make any determination unless the Agent is specifically asked to do so by a Lender or Lenders having Contributions exceeding 10 per cent. of the Loans or (if the Loans have not been made) Commitments exceeding 10 per cent. of the Total Commitments.

2.6	Ratification of unauthorised action of Agent. Any action which the Agent takes or purports to take on behalf of the Lenders, the Majority Lenders or any Lender at a time when it had not been authorised to do so shall, if subsequently ratified, be as valid as regards every Creditor Party as if the Agent had been expressly authorised in advance.

2.7	Reliance on action of Agent. The Borrower and each Security Party:

(a)	shall be entitled to assume that the Majority Lenders, or, as the case may be, all of the Lenders have or has duly given any instruction or authorisation which, under any provision of a Finance Document, is required in relation to any action which the Agent has taken or is about to take; and

(b)	shall not be entitled to require any evidence that such an instruction or authorisation has been given.

2.8	Supply of copy documents. The Agent shall promptly send to each Lender upon the request and at the cost of that Lender, a copy of any document received by it under clauses 9 and 11 of the Loan Agreement (but the Agent shall not be obliged to check their accuracy or completeness).

2.9	Lender communications. Each Lender shall promptly forward to the Agent a copy of any communication which that Lender sends to, or receives from, the Borrower or any Security Party in connection with any Pertinent Matter.

3	THE SECURITY TRUSTEE

3.1	Definition of “Trust Property”. In this Clause, “Trust Property” means:

(a)	all Security Interests and all rights granted to, or held or exercisable by, the Security Trustee under or by virtue of the Finance Documents, except rights intended for the sole benefit or protection of the Security Trustee;

(b)	all moneys or other assets which are received or recovered by or on behalf of the Security Trustee under or by virtue of any Security Interest or right covered by paragraph (a), including any moneys or other assets which are received or recovered by it as a result of the enforcement or exercise by it of such a Security Interest or right; and

(c)	all moneys or other assets which may accrue in respect of, or be derived from, any moneys or other assets covered by paragraph (b);

except any moneys or other assets which the Security Trustee has transferred to the Agent or (being entitled to do so) has retained in accordance with the following provisions of this Clause 3.

3.2	Holding and dealing with Trust Property. The Security Trustee shall:

(a)	hold the Trust Property on trust for the Creditor Parties in accordance with their respective entitlements under the Finance Documents; and

(b)	deal with the Trust Property;

in accordance with this Clause 3 and the other provisions of the Finance Documents.

3.3	Absence of express authorisation. In connection with the exercise of any right, power or discretion or any other matter not expressly provided for in the Finance Documents:

(a)	the Security Trustee shall act, and shall be protected in acting, in accordance with any written instructions which it receives from the Agent or, if the Security Trustee is the same legal entity as the Agent, in accordance with any written instructions which it receives from the Majority Lenders;

(b)	any such instructions given by the Agent or (as the case may be) the Majority Lenders will be binding on all the Lenders; and

(c)	if the Security Trustee has received no such instructions, the Security Trustee shall be fully entitled, but shall have no obligation, to act in such manner as it considers to be in the best interests of all the Lenders or the Lender or Lenders concerned.

3.4	Limitation on obligation of Security Trustee to request instructions. The Security Trustee shall not have any obligation to request the Agent or the Majority Lenders to give it any instructions or to make any determination.

3.5	Ratification of unauthorised action of Security Trustee. Any action which the Security Trustee takes or purports to take at a time when it had not been authorised to do so shall, if subsequently ratified, be as valid as regards every Creditor Party as if the Security Trustee had been expressly authorised in advance.

3.6	Supply of copy documents. The Security Trustee shall promptly send to the Agent or, if the Security Trustee is the same legal entity as the Agent, to each Lender a copy of any document which the Security Trustee receives under or in connection with any Finance Document and which it considers of sufficient importance to be material to the Creditor Parties generally.

3.7	Application of receipts. Except as expressly stated to the contrary in any Finance Document, any moneys which the Security Trustee receives or recovers and which are Trust Property shall (without prejudice to the rights of the Security Trustee under any Finance Document to credit any moneys received or recovered by it to any suspense account) be transferred to the Agent for application in accordance with clause 15 of the Loan Agreement.

3.8	Deductions from receipts. Before transferring any moneys to the Agent under Clause 3.7, the Security Trustee may deduct any sum then due and payable under the Loan Agreement or any other Finance Document to the Security Trustee or any receiver, agent or other person appointed by it and retain that sum for itself or, as the case may require, pay it to the other person to whom it is then due and payable; for this purpose if the Security Trustee has become entitled to require a sum to be paid to it on demand, that sum shall be treated as due and payable, even if no demand has yet been served.

3.9	Agent and Security Trustee the same person. Where the same person is the Security Trustee and the Agent, it shall be sufficient compliance with Clause 3.7 for the moneys concerned to be credited to the account to which the Agent remits or credits the amounts which it receives from the Borrower under the Loan Agreement for distribution to the Lenders or any of them.

3.10	Additional statutory rights. In addition to its rights under or by virtue of this Deed and the other Finance Documents, the Security Trustee shall have all of the rights conferred on a trustee by the Trustee Act 1925, the Trustee Delegation Act 1999 and by the Trustee Act 2000 and by general law or otherwise, provided that:

(a)	section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Trustee in relation to the trusts constituted by this Deed and the other Finance Documents;

(b)	where there are any inconsistencies between (i) the Trustee Acts 1925 and 2000 and (ii) the provisions of this Deed and any other Finance Document, the provisions of this Deed and any other Finance Document shall, to the extent allowed by law, prevail and, in the case of any inconsistency with the Trustee Act 2000, such provisions shall constitute a restriction or exclusion for the purposes of the Trustee Act 2000.

3.11	Release of Security Interests. At the end of the Security Period, the Security Trustee shall release, without any covenants for title or other recourse whatsoever, all the Security Interests created by the Finance Documents and re-assign to the Borrower any assets then comprised in those Security Interests, whereupon the Security Trustee shall be discharged from all liabilities and obligations which it has under this Deed and the other Finance Documents; in determining whether, for the purposes of this Clause 3, the Security Period has come to an end there shall be disregarded the liabilities of the Borrower in respect of the expenses of the Creditor Parties in connection with any such release or re-assignment.

3.12	Perpetuity period. The trusts hereby constituted are governed by English law, and the applicable perpetuity period is 75 years commencing on the date of this Deed.

4	LIMITATIONS ON THE RESPONSIBILITIES OF, AND INDEMNITIES FOR, THE AGENT AND THE SECURITY TRUSTEE

4.1	No obligations beyond those expressly specified. No Servicing Bank shall, in respect of any Pertinent Matter, have, or be held to have assumed, any obligation to the Borrower, any Security Party, any Lender or the other Servicing Bank except:

(a)	an obligation of honesty; and

(b)	those specific obligations, if any, which are expressly imposed on that Servicing Bank in connection with that Pertinent Matter by the Pertinent Document concerned.

4.2	Limits on liability. Neither Servicing Bank shall be liable in respect of any claim, expense, liability or loss made or brought against or incurred by the Borrower, any Security Party, any Lender, or the other Servicing Bank in respect of any Pertinent Matter and which results from any cause whatsoever (regardless of whether the cause occurred before the date of this Deed or occurs on or after that date) unless the claim, expense, liability or loss is shown to have been directly and mainly caused by the dishonesty, gross negligence or the wilful misconduct of that Servicing Bank’s officers or employees; and neither the Borrower nor any Security Party nor any other Creditor Party shall bring in any country:

(a)	any claim which is inconsistent with this Clause 4; or

(b)	any claim against a current or former officer or employee of a Servicing Bank unless there is substantial and specific evidence establishing that, on a balance of probabilities, he was guilty of dishonesty or wilful misconduct.

4.3	No obligation to check or pass on information in certain areas. Without limiting the generality of Clause 4.1, neither Servicing Bank shall have any obligation to check or, except as expressly required by a Finance Document, to provide or pass onto the other Creditor Parties or any of them any information about:

(a)	the financial position or the affairs of the Borrower, any Security Party or any other person; or

(b)	the truth of any representation, warranty or statement made, or any information provided (whether before the date of this Deed or otherwise), by the Borrower, any Security Party or any other person which relates or might be relevant to a Pertinent Matter; or

(c)	the title, value or condition of, or any other matter relating to, any asset referred to in any Pertinent Document; or

(d)	whether any Event of Default or Potential Event of Default is imminent, has occurred or is continuing; or

(e)	any other Pertinent Matter.

4.4	Notification of an Event of Default. If the occurrence of an Event of Default is brought to the attention of the officers or employees of a Servicing Bank who are directly involved in the performance of the Servicing Bank’s functions under the Finance Documents, that Servicing Bank (in the case of the Security Trustee, through the Agent) shall, as soon as reasonably practicable, notify the other Creditor Parties that the Event of Default has occurred; but this obligation shall not arise if such information would not be of material importance (for example because the Event of Default is purely technical or the Lenders already know that it will occur).

4.5	No responsibility for legal or tax effectiveness or to disclose or explain risks. Without limiting the generality of Clause 4.1, neither Servicing Bank shall have an obligation to any other Creditor Party or other person referred to in Clause 4.1 to ensure that:

(a)	any Pertinent Document or any right, obligation, liability or Security Interest created by a Pertinent Document is or remains valid, enforceable or effective or has or retains a particular priority or status;

(b)	any Pertinent Document or Pertinent Matter satisfies any requirement, is covered by any exemption, or is treated in any particular way for any purpose connected with banking supervision, tax, subsidies or any other matter, or continues to do any of the foregoing;

(c)	any Pertinent Document or Pertinent Matter is not affected by or does not create a particular risk of any kind or that any risk is insured or covered, reduced or hedged or otherwise dealt with; or

(d)	any risk is disclosed or explained (whether by the Servicing Bank or any other person) to the Creditor Parties or to such of them as is or are exposed;

and “risk” includes an actual or potential adverse factor, whether having financial, legal or tax implications or implications of a different kind.

4.6	No liability for another party’s breach. Without limiting the generality of Clause 4.1, neither Servicing Bank shall have a liability to any other Creditor Party in respect of any breach (including a misrepresentation) by the Borrower, any Security Party, any other Creditor Party or any other person of any obligation arising under a Pertinent Document or relating to a Pertinent Matter.

4.7	Servicing Bank’s right to decline to act. Each Servicing Bank shall be absolutely entitled to decline to:

(a)	commence, defend or continue as a party to any proceedings or to take or participate in any other action which it considers will or may expose it to any claim or loss unless it has first received security in such amount and on such terms as it may require; or

(b)	commence, defend or continue as a party to any proceedings or to take or participate in any action which the Servicing Bank considers is or may be contrary to any Pertinent Document or contrary to or inconsistent with any legal obligation, whether arising under a law or regulation, a contract or otherwise, or the policy of any public authority which regulates or supervises any activity of the Servicing Bank or any other Creditor Party;

and, without limiting its generality, paragraph (b) entitles a Servicing Bank to refuse to disclose any information if it considers that the disclosure would or might be contrary to any obligation of confidentiality affecting it or another person. This Clause 4.7 overrides any obligation which the Servicing Bank would otherwise have.

4.8	Advisers and delegation. Each Servicing Bank may:

(a)	in relation to any Pertinent Matter, engage lawyers, accountants and other experts, and rely on their advice;

(b)	perform all or any of its functions, including any pursuant to a trust, under or in connection with any Pertinent Document through any office or branch which it may from time to time select and notify to the other parties or through any kind of agent or sub-agent and, in particular, by power of attorney or otherwise delegate the exercise of any of its powers and discretions, including any pursuant to a trust, under and in connection with the Pertinent Documents to any person on such terms (as to duration, sub-delegation, remuneration, exoneration and otherwise) as it may consider appropriate.

4.9	Full freedom to enter into transactions. Notwithstanding any role of law or equity to the contrary, each Servicing Bank shall be absolutely entitled:

(a)	to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting the Borrower or any Security Party or any other person who is party to, or referred to in, a Pertinent Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Deed or not, and acting as syndicate agent and/or security trustee for, and/or participating in, other facilities to the Borrower or any Security Party or any other person who is party to, or referred to in, a Pertinent Document); and

(b)	to deal in and enter into and arrange transactions relating to:

(i)	any securities issued or to be issued by the Borrower or any Security Party or any such other person; or

(ii)	any options or other derivatives in connection with such securities;

(c)	to provide advice or other services to the Borrower or any Security Party or any other person who is a party to, or referred to in, a Pertinent Document;

and, in particular, each Servicing Bank shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a) to (c), to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

4.10	Rights as Lender unaffected. In relation to its own participation in the Loans, if any, each Servicing Bank:

(a)	shall have the same rights and powers in respect of Pertinent Matters as any Lender and may exercise those rights and powers as though it were not the Agent or (as the case may be) the Security Trustee; and

(b)	may vote and be counted towards the Majority Lenders and may be included in any consent required of all the Lenders even in relation to a matter which concerns it as Agent or as Security Trustee (other than a decision of the Lenders to commence proceedings against it in relation to a matter which arises out of this Deed or any of the other Finance Documents);

and, as regards such rights, powers and voting, each Servicing Bank shall be absolutely entitled to pursue its own interests exclusively.

4.11	Indemnification of Servicing Banks. The Lenders shall severally pro rata to their Contributions or, if the Loans have not been made, pro rata to their Commitments indemnify and hold harmless each Servicing Bank on demand against all claims, expenses, liabilities and losses made or brought against or incurred by that Servicing Bank in any country in relation to:

(a)	any action taken, or omitted or neglected to be taken, under or in connection with this Deed or any of the other Pertinent Documents by that Servicing Bank;

(b)	any other Pertinent Matter;

unless the claim, expense, liability or loss is shown to have been directly and mainly caused by the dishonesty or the wilful misconduct of that Servicing Bank’s officers or employees.

4.12	Interest. Any amount which either Servicing Bank demands under Clause 4.11 shall carry interest after the date on which the demand is served until actual payment (as well after as before judgment) in accordance with clause 7 of the Loan Agreement.

4.13	Lender’s liability. No Lender’s liability under Clause 4.11 is conditional on the other Lenders (or any of them) being or remaining liable under that Clause.

4.14	Saving of general law rights; protection cumulative. Nothing in this Clause 4 excludes or restricts any right or defence to which a Servicing Bank or a representative of a Servicing Bank would be entitled apart from this Clause 4. The protective provisions of this Clause 4 are cumulative.

4.15	Extended meaning of certain terms. References in this Clause 4 to a Servicing Bank include:

(a)	references to it as it has been concerned before the date of this Deed or is, on or after that date, concerned, whether or not in its capacity as the Agent or the Security Trustee but not in its capacity as a Lender with the syndication or arranging of the Loans or of any other transaction referred to in or connected with a Pertinent Document, with anything relating to an Event of Default (or Potential Event of Default) or with any other Pertinent Matter; and

(b)	references to any company which is or has at any time been treated for any purpose as belonging to the same group as that Servicing Bank and which has been concerned before the date of this Deed or is, on or after that date, concerned (otherwise than in its capacity as a Lender) with any matter falling within paragraph (a);

and, as regards Pertinent Matters arising before the signing of this Deed, references to the Lenders, the Borrower and the Security Parties include references to them in their capacities as persons having to decide whether or not to enter into the transactions to which the Pertinent Documents relate either at all or on the proposed terms of the Pertinent Documents.

4.16	Retrospective effect. This Clause 4 shall be deemed to have come into force on the date falling 1 month before the earliest document to have been written or sent by either Servicing Bank with reference to or in contemplation of this Deed or a financing such as provided for by the Loan Agreement and shall be read, looking forward, as if contained in an agreement signed on that date.

5	APPOINTMENT OF A NEW SERVICING BANK

5.1	Transfer to associates. Each Servicing Bank may at any time transfer its functions to an associated company, that is, a direct or indirect parent company of that Servicing Bank or a wholly-owned direct or indirect subsidiary of that Servicing Bank or of its direct or indirect parent company.

5.2	Notification of transfer. A transfer to an associated company shall be effected by a notice to the Borrower, the Security Parties, each of the Lenders and the other Servicing Bank signed by both the retiring Servicing Bank and its successor.

5.3	Effective date of transfer. The associated company’s appointment becomes effective on the date specified in the notice which shall be at least 7 days after the date on which it is served.

5.4	Resignation. A Servicing Bank which does not intend to transfer its functions to an associated company under Clauses 5.1 to 5.3 may at any time serve on the Lenders with copies to the Borrower, the Security Parties and the other Servicing Bank a notice of its intention to resign (a “Resignation Notice”) and in that event the following applies:

(a)	a Resignation Notice is not irrevocable unless so expressed;

(b)	a Resignation Notice only becomes effective when the appointment of the successor Servicing Bank becomes effective;

(c)	if a Servicing Bank serves a Resignation Notice, the Majority Lenders have the right to nominate a reputable international bank or financial institution with an office in a major international financial centre as its successor;

(d)	notwithstanding paragraph (c), the resigning Servicing Bank may nominate such a bank or institution with an office in a major international financial centre as its successor if the appointment of a successor Servicing Bank nominated or agreed to by the Majority Lenders has not become effective within 1 month after the date on which the resigning Servicing Bank served its Resignation Notice; and

(e)

the successor Servicing Bank’s appointment becomes effective on the date on which the retiring Servicing Bank receives a notice in writing, addressed to the Borrower, the Security Parties, the Lenders and the other Servicing Bank signed by a senior officer of the successor Servicing Bank and unconditionally accepting the appointment or on any later date (falling not more than 30 days after the date of the notice) which the notice specifies as the date on which the appointment will become unconditionally effective.

5.5	Effect of appointment of successor. On a successor Servicing Bank’s appointment becoming effective:

(a)	it becomes bound to perform the obligations of the Agent or, as the case may be, the Security Trustee under the Finance Documents and entitled to all the powers and protections which the Finance Documents or the Majority Lenders confer on the Agent or, as the case may be, the Security Trustee; and

(b)	except as stated in Clause 5.6 and 5.8 and except for a continuing duty of confidentiality, the resigning Servicing Bank is discharged from all its obligations under or in connection with the Finance Documents.

5.6	Transfer of records etc. After a successor Servicing Bank’s appointment becomes effective:

(a)	the resigning Servicing Bank and (if necessary or desirable) the other Servicing Bank shall provide the successor Servicing Bank with any records (or print outs of any records held in computers), papers, computer programs or other material in its possession which relate solely to its functions as Agent or Security Trustee as the case may be; and

(b)	the retiring Servicing Bank shall pay its successor a pro rata proportion of any agency fee which it may have received for any part of the period falling after the date when the successor’s appointment becomes effective.

5.7	Continued protection for resigning Servicing Bank. This Clause 5 and the other provisions of the Finance Documents shall remain in effect for the benefit and protection of a Servicing Bank which has resigned and its officers, employees and agents in relation to any claim or loss which may be brought against or incurred by it or them in connection with or as a result of any act, omission, breach, neglect or other occurrence or matter relating to or arising out of any Finance Document which took place before its resignation.

5.8	Costs of transfer. The resigning Servicing Bank shall bear its own costs, and the other parties’ proper and reasonable costs, incurred in negotiating and documenting the appointment of its successor and the transfer to its successor of the Security Interests held by it under the Finance Documents.

6	SHARING

6.1	General. This Clause 6 applies if a Lender (the “Sharing Bank”) receives or recovers any sum in respect of an amount due to it from the Borrower under any Finance Document otherwise than by distribution from the Agent in accordance with the terms of the Loan Agreement and this Deed.

6.2	Sharing of recoveries. Subject to Clauses 6.3 and 6.4:

(a)	the Sharing Bank shall forthwith pay to the Agent an amount equal to the full sum so received or recovered;

(b)	as between the Borrower and the Sharing Bank, the Borrower shall remain indebted to the Sharing Bank under the Finance Documents in the amount paid by the Sharing Bank to the Agent as if the Sharing Bank had not received or recovered the sum mentioned above; and

(c)	the Agent shall treat the amount so paid to it by the Sharing Bank as if it were a payment by the Borrower on account of amounts due from the Borrower under the Finance Documents for distribution to the Sharing Bank and each of the other Lenders in the proportions in which the Sharing Bank and the other Lenders would have been entitled to receive the amount had it been paid by the Borrower to the Agent in accordance with the Loan Agreement and this Deed.

6.3	Conditional reimbursement. Any payment made by the Sharing Bank or the Agent under Clause 6.2 shall (whether or not stated to be so subject) be subject to the condition that, if all or any part of the amount paid by the Sharing Bank to the Agent later has to be repaid by the Sharing Bank to the Borrower or any other person, whether under any insolvency law or otherwise, each of the Lenders (other than the Sharing Bank) to which the Agent distributed any part of the Sharing Bank’s payment shall repay to the Agent for remittance to the Sharing Bank the amount which the Agent distributed to that Lender, together with such amount (if any) as is necessary to reimburse the Sharing Bank the appropriate portion of any interest it was obliged to pay on the sum it repaid to the Borrower or other person concerned.

6.4	Exception to sharing. A Sharing Bank which has commenced or joined in any proceedings to recover sums due to it under any Finance Document and which receives or recovers an amount under a judgment in the proceedings or a settlement of them shall not have to share that amount with a Lender which has the legal right to, but does not, join in the proceedings or commence and diligently prosecute separate proceedings to recover the amounts due to it under the Finance Documents.

6.5	Notices of proceedings; receipt or recovery of amounts due. Without limiting the generality of Clause 2.9, a Lender shall promptly, and in any event within 5 Business Days, notify the Agent of:

(a)	the commencement by that Lender of any proceedings which relate (wholly or in part) to any Finance Document or to any asset covered by a Security Interest created by a Finance Document;

(b)	any judgment in, or settlement of, those proceedings;

(c)	any other details about those proceedings which the Agent may request; and

(d)	the receipt or recovery by that Lender of any sum in respect of an amount due to it by the Borrower under any Finance Document otherwise than through a distribution by the Agent;

and the Agent will promptly pass on that information to the other Lenders and the Security Trustee.

6.6	Set-off deemed to be recovery. For the purposes of this Clause 6, if a Lender:

(a)	extinguishes a liability which it has to the Borrower in a certain sum; or

(b)	reduces such a liability by a certain sum;

by exercising its rights under clause 23.1 of the Loan Agreement (or any such other right or remedy as is referred to in clause 23.2 of the Loan Agreement) in respect of an amount due to that Lender by the Borrower under a Finance Document, that Lender shall be deemed to have received that sum in respect of the amount due to it from the Borrower.

6.7	Asset transfer deemed to be recovery. If, in consideration of the transfer (by the Borrower or any other person) of an asset to a Lender or a person designated by a Lender:

(a)	that Lender releases the Borrower from any of its liabilities to it under a Finance Document; or

(b)	that Lender undertakes (with the Borrower or another person) not to sue the Borrower in respect of such a liability;

the Lender shall be deemed to have received, in respect of an amount due to it from the Borrower under the Loan Agreement, a sum equal to the value of the asset concerned.

6.8	Valuation of assets. For the purpose of Clause 6.7 the value of an asset is its open market net realisable value as determined by the Agent, and specified in a notice served by it on the Lender concerned, after consultation by the Agent with the other Lenders and such experts, if any, as the Lender may consider appropriate; and the Agent’s determination shall be conclusive.

6.9	Recovery from Security Party. This Clause 6 also applies to sums received or recovered from a Security Party or which would be deemed to be so received if the references in Clauses 6.5 and 6.6 to the Borrower were references to a Security Party.

7	SUPPLEMENTAL

7.1	Third party rights. A person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.

8	LAW AND JURISDICTION

8.1	English law. This Deed and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

8.2	Exclusive English jurisdiction. Subject to Clause 8.3, the courts of England shall have exclusive jurisdiction to settle any Dispute.

8.3	Choice of forum for the exclusive benefit of the Servicing Banks. Clause 8.2 is for the exclusive benefit of the Servicing Banks, each of which reserves the rights:

(a)	to commence proceedings in relation to any Dispute in the courts of any country other than England and which have or claim jurisdiction to that Dispute; or

(b)	to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.

Neither the Borrower nor any Lender shall commence any proceedings in any country other than England in relation to a Dispute.

8.4	Process agent. The Borrower irrevocably appoints Ince Process Agents Ltd. at its registered office for the time being, presently at 1 St Katherine’s Way, London E1W 1AY (att: Michael Volikas, Partner) to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with this Deed.

8.5	Servicing Banks’ rights unaffected. Nothing in this Clause 8 shall exclude or limit any right which either Servicing Bank may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

8.6	Meaning of “proceedings”. In this Clause 8, “proceedings” means proceedings of any kind, including an application for a provisional or protective measure and a “Dispute” means any dispute arising out of or in connection with this Deed (including a dispute relating to the existence, validity or termination of this Deed) or any non-contractual obligation arising out of or in connection with this Deed.

THIS DEED has been executed by or on behalf of the parties and has, on the date stated at the beginning of this Deed, been delivered as a Deed.

SCHEDULE 1

LIST OF LENDERS

Lender	Lending Office

Nordea Bank Finland Plc, London Branch	8th Floor, City Place House, Basinghall Street, London EC2V 5NB

Fax No: +44 2077 269188

DnB NOR Bank ASA, London Branch	20 St. Dunstan’s Hill, London, EC3R 8HY

Fax No: +44 20 7726 9102

HSH Nordbank AG	Gerhart-Hauptmann Platz 50, 20095, Hamburg, Germany

Fax No: +49 40 3333 34118

EXECUTION PAGES

BORROWER

EXECUTED AND DELIVERED	)	/s/ Alexandros Mylonas
AS A DEED	)
By PRIMELEAD HOLDING INC.	)
acting by Alexandros Mylonas	)
expressly authorised in	)
accordance with the laws	)
of the Marshall Islands by	)
virtue of a power of attorney	)
granted by PRIMELEAD HOLDINGS	)
INC. on 7 May 2009)
such execution being	)
witnessed by:	)

Signature of witness:

/s/ Stelios Deverakis

Stelios Deverakis

LENDERS

EXECUTED AND DELIVERED	)
AS A DEED	)
by NORDEA BANK FINLAND PLC	)
LONDON BRANCH	)
acting by	)
expressly authorised in accordance with	)
the laws of Finland	)
by virtue of a power of attorney	)
granted on 14 April 2009)
such execution being	)
witnessed by:	)

Signature of witness

EXECUTED AND DELIVERED	)
AS A DEED	)
by DNB NOR BANK ASA	)
acting by	)
expressly authorised in accordance with	)
the laws of Norway	)
by virtue of a power of attorney	)
granted on 16 April 2009)
such execution being	)
witnessed by:	)

Signature of witness

15

EXECUTION PAGES

BORROWER

EXECUTED AND DELIVERED	)
AS A DEED	)
By PRIMELEAD HOLDING INC.	)
acting by	)
expressly authorised in	)
accordance with the laws	)
of the Marshall Islands by	)
virtue of a power of attorney	)
granted by PRIMELEAD HOLDINGS	)
INC. on 7 May 2009)
such execution being	)
witnessed by:	)

Signature of witness:

LENDERS

EXECUTED AND DELIVERED	)
AS A DEED	)	/s/ Erica Lacombe
by NORDEA BANK FINLAND PLC	)
LONDON BRANCH	)
acting by Erica Lacombe	)
expressly authorised in accordance with	)
the laws of Finland	)
by virtue of a power of attorney	)
granted on 14 April 2009)
such execution being	)
witnessed by:	)

Signature of witness

/s/ Pat Skala

EXECUTED AND DELIVERED	)
AS A DEED	)	/s/ Erica Lacombe
by DNB NOR BANK ASA	)
acting by Erica Lacombe	)
expressly authorised in accordance with	)
the laws of Norway	)
by virtue of a power of attorney	)
granted on 16 April 2009)
such execution being	)
witnessed by:	)

Signature of witness

/s/ Pat Skala

PAT SKALA WATSON, FARLEY & WILLIAMS 2, DEFTERAS MERARCHIAS PIRAEUS 185 36 - GREECE

EXECUTED AND DELIVERED	)
AS A DEED	)	/s/ Erica Lacombe
by HSH NORDANK AG	)
acting by Erica Lacombe	)
expressly authorised in accordance with	)
the laws of Germany	)
by virtue of a power of attorney	)
granted on 30 April 2009)
such execution being	)
witnessed by:	)

Signature of witness

AGENT

EXECUTED AND DELIVERED	)
AS A DEED	)	/s/ Erica Lacombe
By NORDEA BANK FINLAND PLC	)
LONDON BRANCH	)
acting by Erica Lacombe	)
expressly authorised in accordance with	)
the laws of Finland	)
by virtue of a power of attorney	)
granted on 14 April 2009)
such execution being	)
witnessed by:	)

Signature of witness

SECURITY TRUSTEE

EXECUTED AND DELIVERED	)
AS A DEED	)
By NORDEA BANK FINLAND PLC	)	/s/ Erica Lacombe
LONDON BRANCH	)
acting by Erica Lacombe	)
expressly authorised in accordance with	)
the laws of Finland	)
by virtue of a power of attorney	)
granted on 14 April 2009)
such execution being	)
witnessed by:	)

Signature of witness

PAT SKALA WATSON, FARLEY & WILLIAMS 2, DEFTERAS MERARCHIAS PIRAEUS 185 36 - GREECE

EXECUTED AND DELIVERED	)
AS A DEED	)
by HSH NORDANK AG	)
acting by	)
expressly authorised in accordance with	)
the laws of Germany	)
by virtue of a power of attorney	)
granted on 30 April 2009)
such execution being	)
witnessed by:	)

Signature of witness

AGENT

EXECUTED AND DELIVERED	)
AS A DEED	)
By NORDEA BANK FINLAND PLC	)
LONDON BRANCH	)
acting by	)
expressly authorised in accordance with	)
the laws of Finland	)
by virtue of a power of attorney	)
granted on 14 April 2009)
such execution being	)
witnessed by:	)

Signature of witness

SECURITY TRUSTEE

EXECUTED AND DELIVERED	)
AS A DEED	)
By NORDEA BANK FINLAND PLC	)
LONDON BRANCH	)
acting by	)
expressly authorised in accordance with	)
the laws of Finland	)
by virtue of a power of attorney	)
granted on 14 April 2009)
such execution being	)
witnessed by:	)

Signature of witness